YTB International Expands to Canada, Bermuda, and the Bahamas

Online Travel Agency Continues Growth

WOOD RIVER, IL, January 16, 2008 - YTB International, Inc. (OTC PK: YTBLA) (“YTB” or the “Company”), a leading provider of Internet-based travel booking services for travel agencies and home-based independent representatives in the United States, announced today that the Company is expanding its services into Canada, the Bahamas, and Bermuda.

YTB Bahamas opened on January 11, 2008, and YTB Canada and YTB Bermuda are scheduled to open in early February, 2008. With YTB’s expansion, reps and Referring Travel Affiliates (RTAs) living in these locations can sell travel through YTB websites, and market online travel agencies to others in the U.S., Puerto Rico, the Bahamas, Bermuda and Canada.

“We are pleased to take ‘international’ to a whole new level at YTB,” said J. Kim Sorensen, President and CEO of YTB Travel Network. “We have done international trips from day one, but now we can expand the reach of our team to cover all of North America and into the Caribbean. This means even better opportunities for our RTAs and reps, and solidifies YTB’s travel agency status.”

YTB’s executive and legal teams worked diligently with the regulatory bodies in each country to ensure that the Company meets or exceeds the standards in each region. In addition, new RTAs are able to take advantage of the same extensive training available to U.S.-based RTAs. YTB will also be holding onsite certification training in the Bahamas, Bermuda and Canada.

“This is a truly exciting time for YTB executives, RTAs, and consumers buying travel through YTB. It also shows that people are embracing the idea of buying online travel and taking advantage of fantastic trips, including YTB’s exclusive package for the Beijing Olympics,” said Derek Avera, Vice President of International Business Development at YTB. “The addition of Canada, Bermuda, and the Bahamas represents the first step in YTB’s international expansion plan. We look forward to adding even more countries to the YTB International family over the next year.”

YTB International is now recognized as a bonded travel agency in Canada and will add three offices in Canada. The Company will also hold kick-off meetings in Vancouver on February 9, 2008 and Toronto on February 16, 2008 to provide more information about the Company and the opportunities.

About YTB International

Recognized as the 35th largest seller of travel in the U.S. in 2006 by Travel Weekly, YTB International, Inc. provides Internet-based travel booking services for travel agencies and home-based independent representatives in the United States, Puerto Rico, and the US Virgin Islands. It operates through three subsidiaries: YourTravelBiz.com, Inc., YTB Travel Network, Inc., and REZconnect Technologies, Inc. YourTravelBiz.com division focuses on marketing online travel agencies through a nationwide network of independent business people, known as 'Reps.' YTB Travel Network division establishes and maintains travel vendor relationships, books travel transactions of online travel agents (RTAs, now numbering more than 135,000), collects travel commissions and pays sales commissions. Each RTA sells travel through a personalized Internet-based travel website. The REZconnect Technologies division builds online reservation systems for suppliers within the travel industry. For more information, visit .

Statements about the Company's future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and the Company's actual results could differ materially from expected results. The Company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.

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Media Contact:
Lauren Barker
Levick Strategic Communications for YTB International, Inc.
Phone: 202.973.1342
Mobile: 443.618.9169
Email: lbarker@levick.com

Investor Contact:
Garth Russell / Yemi Rose
KCSA Worldwide for YTB International, Inc.
Phone: 212.896.1250 / 212.896.1233